UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 7, 2013

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, Elliott Sigal notified Bristol-Myers Squibb Company (the “Company”) on April 3, 2013 that he will retire from his position as Executive Vice President and Chief Scientific Officer and as a member of the Board of Directors of the Company effective June 30, 2013 (the “Retirement Date”). On May 7, 2013, in connection with Dr. Sigal’s retirement, the Company’s Board of Directors approved the acceleration of the vesting of 31,250 unvested restricted stock units as of his Retirement Date. These shares were scheduled to vest in March 2014.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of the Company was held on May 7, 2013.

(b) Stockholders voted on the matters set forth below.

Item 1. The stockholders elected each of the Company’s 10 nominees to serve as directors of the Company until the 2014 Annual Meeting based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
Lamberto Andreotti	1,077,216,353	11,732,111	4,242,842	298,269,495
Lewis B. Campbell	972,670,508	116,015,175	4,505,623	298,269,495
James M. Cornelius	1,069,914,320	14,899,737	8,377,249	298,269,495
Laurie H. Glimcher, M.D.	1,050,581,582	38,762,547	3,847,177	298,269,495
Michael Grobstein	1,052,556,498	36,012,926	4,621,882	298,269,495
Alan J. Lacy	1,048,958,585	39,646,259	4,586,462	298,269,495
Vicki L. Sato, Ph.D.	1,077,475,164	11,564,279	4,151,863	298,269,495
Elliott Sigal, M.D., Ph.D.	1,074,865,415	14,180,065	4,145,826	298,269,495
Gerald L. Storch	1,056,905,305	31,619,481	4,666,520	298,269,495
Togo D. West, Jr.	1,061,514,646	27,341,618	4,335,042	298,269,495

Item 2. The appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for 2013 was ratified based upon the following votes:

For	Against	Abstain

1,342,975,880	43,638,881	4,846,040

Item 3. The management proposal on the advisory vote to approve the compensation of our named executive officers was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote

1,050,915,411	31,916,795	10,359,100	298,269,495

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: May 10, 2013	By:	/s/ Sandra Leung
		Name:	Sandra Leung
		Title:	General Counsel and Corporate Secretary